Exhibit 10.2

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Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution Copy

STOCK PURCHASE AGREEMENT

dated as of October 6, 2017

between

KALVISTA PHARMACEUTICALS, INC.,

and

MERCK SHARP & DOHME CORP.

NY: 1071082-10

TABLE OF CONTENTS

Page

Article I Definitions	1
Article II Purchase and Sale of Shares	5
Section 2.01. Purchase and Sale	5
Section 2.02. Closing; Deliver	5
Article III Representations and Warranties of the Company	5
Section 3.01. Organization and Standing	5
Section 3.02. Authority; Noncontravention	5
Section 3.03. Capitalization	6
Section 3.04. Valid Issuance	7
Section 3.05. Poison Pill	7
Section 3.06. Absence of Certain Changes	7
Section 3.07. SEC Filings	8
Section 3.08. Litigation	8
Section 3.09. Financial Statements	8
Section 3.10. Compliance with NASDAQ Continued Listing Requirements	8
Section 3.11. Brokers and Finders	9
Section 3.12. Subsidiaries.	9
Section 3.13. Compliance with Laws.	9
Section 3.14. Accounting Controls and Disclosure Controls	9
Section 3.15. No Integration.	10
Section 3.16. OFAC.	10
Section 3.17. Intellectual Property.	10
Section 3.18. Regulatory Matters.	11
Section 3.19. Title to Assets.	12
Section 3.20. Insurance.	12
Section 3.21. ERISA.	12
Section 3.22. Labor Disputes.	12
Article IV Representations and Warranties of Investor	13
Section 4.01. Organization and Standing	13
Section 4.02. Authority; Non-Contravention	13
Section 4.03. Status and Investment Intent of Investor	13
Section 4.04. Brokers	14
Article V Covenants	14
Section 5.01. Reservation and Listing of Shares	14
Section 5.02. Lock-Up	14
Section 5.03. Standstill	14
Section 5.04. Public Disclosure	16
Section 5.05. Securities Law Matters	16
Section 5.06. Voting Agreement	17

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TABLE OF CONTENTS

Page

Article VI Registration Rights	17
Section 6.01. Shelf Registration on Form S-3	17
Section 6.02. Registration Procedures	19
Section 6.03. Registration Expenses	20
Section 6.04. Indemnification	21
Section 6.05. Dispositions	23
Section 6.06. Assignment of Registration Rights	23
Section 6.07. SEC Reports.	23
Article VII Survival and Indemnification	23
Section 7.01. Survival	23
Section 7.02. Indemnification	23
Section 7.03. Conduct of Indemnification Proceedings	24
Article VIII Miscellaneous	24
Section 8.01. Governing Law	24
Section 8.02. Dispute Resolution	24
Section 8.03. Equitable Remedies; Specific Performance	24
Section 8.04. Counterparts	25
Section 8.05. Titles and Subtitles	25
Section 8.06. Notices	25
Section 8.07. Expenses	26
Section 8.08. Amendments and Waivers	26
Section 8.09. Delays or Omissions	26
Section 8.10. Severability.	26
Section 8.11. Entire Agreement	26
Section 8.12. No Third Party Beneficiaries; Assignment.	27
Section 8.13. Interpretation and Construction	27
Section 8.14. Further Assurances	27

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This STOCK PURCHASE AGREEMENT (“Agreement”) is made and entered into as of October 6, 2017, by and between KalVista Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Merck Sharp & Dohm Corp., a New Jersey corporation (“Investor” and together with the Company, the “Parties”).

PRELIMINARY STATEMENTS

Investor desires to purchase from the Company, and the Company desires to sell and issue to Investor, upon the terms and conditions stated in this Agreement, 1,070,589 shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock,” together with any securities into which such shares may be reclassified, whether by merger, charter amendment or otherwise, the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

Article I

Definitions

Capitalized terms used in this Agreement shall have the meanings indicated below or elsewhere in this Agreement:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person (for the purposes of this definition “control,” when used with respect to any specified Person, means the actual power to direct the management and policies of such Person, directly or indirectly, whether through ownership of at least 50% of the voting securities of such Person or by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing); provided that, with respect to Investor, the term “Affiliate” shall not include any employee benefit plan of Investor or its Affiliates.

“Agreement” has the meaning set forth in the Preamble.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than Saturday, Sunday or any other day on which banking institutions in New York, New York are permitted or required by applicable law to remain closed.

“Change of Control of the Company” means (a) a merger, consolidation, recapitalization or other reorganization of the Company, unless securities representing more than 50% of the total combined voting power of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the Persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; (b) a sale, transfer, exclusive license or other disposition of all or substantially all of the Company’s assets or all or a majority of the Company’s assets which relate to the IVT Option or Oral DME Option (each as defined in the Option Agreement), or any plan of dissolution or liquidation of the Company; or (c) the closing of any transaction or series of transactions to which any Person or any group of Persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the Exchange Act becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing (or convertible into or exercisable for securities possessing) more than 50% of the total combined voting power of the Company’s securities (as measured in terms of the power to vote with respect to the election

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of Board members) outstanding immediately after the consummation of such transaction or series of transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s existing stockholders.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” has the meaning set forth in Section 2.02.

“Common Stock” has the meaning set forth in the Preliminary Statements.

“Company” has the meaning set forth in the Preamble.

“Company Permit” has the meaning set forth in Section 3.13(b).

“Competing Bid” means an offer by any Standstill Party to acquire Voting Stock of the Company that, if consummated, would result in a Change of Control of the Company; provided that such offer is made at a time that follows a publicly announced offer by another Person (other than any Standstill Party) that, if consummated, would result in a Change of Control of the Company and during such time as such offer is effective.

“Effect” means any change, event, circumstance, condition or effect.

“Effectiveness Period” has the meaning set forth in Section 6.01(b).

“ERISA” has the meaning set forth in Section 3.21.

“ERISA Affiliate” has the meaning set forth in Section 3.21.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” has the meaning set forth in Section 3.13(c).

“FDA” means the United States Food and Drug Administration or any successor agency thereto.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any federal, state, county, city or other political subdivision authority, department, court, agency or official, or any non-governmental self-regulatory organization, agency, commission or authority.

“Indemnified Party” has the meaning set forth in Section 6.04(c).

“Indemnifying Party” has the meaning set forth in Section 6.04(c).

“Intellectual Property” has the meaning set forth in Section 3.17(a).

“Interference” has the meaning set forth in Section 6.01(g).

“Investor” has the meaning set forth in the Preamble.

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“Investor Controlled Entity” means an entity of which Investor collectively owns or controls, directly or indirectly, not less than a majority of the outstanding voting power entitled to vote in the election of directors of such entity (or, in the event the entity is not a corporation, the governing members, board or other similar body of such entity).

“KalVista UK” means KalVista Pharmaceuticals Limited, a wholly owned subsidiary of the Company.

“Lock-Up Period” means the period from and after the Closing Date until the earliest to occur of [***]

“Losses” means any and all losses, claims, damages, liabilities, judgments, awards, penalties, fines, amounts paid in settlement and costs and expenses, including reasonable attorneys’ fees.

“Material Adverse Effect” means any Effect that, individually or when taken together with all other Effects, has had, or would be reasonably expected to have, a material adverse effect on (a) the legality, validity or enforceability of any of the Transaction Documents; (b) the results of operations, assets, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole on a consolidated basis; or (c) the Company’s ability to perform on a timely basis its obligations under any of the Transaction Documents.

“Material Contract” means any contract, instrument or other agreement to which the Company or any of its subsidiaries is a party or by which it is bound that is material to the business of the Company and its subsidiaries, taken as a whole, including those that have been filed or were required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“NASDAQ” means The NASDAQ Stock Market LLC.

“Option Agreement” means that Option Agreement entered into on even date hereof between KalVista UK and Merck Sharp & Dohme Corp., an Affiliate of Investor, pursuant to which, among other things, the Company granted to Merck Sharp & Dohme Corp. exclusive options to acquire certain compounds and related programs of KalVista UK.

“OFAC” has the meaning set forth in Section 3.16.

“Parent Entity” means any entity that owns, directly or indirectly, at least a majority of the outstanding voting power entitled to vote in the election of directors of Investor.

“Parties” has the meaning set forth in the Preamble.

“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a Governmental Authority.

“Pension Plan” has the meaning set forth in Section 3.21.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus including

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post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Price” has the meaning set forth in Section 2.01.

“Registrable Securities” means the Shares issued or issuable pursuant to the Transaction Documents, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means a registration statement filed under Article VI, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Filings” has the meaning set forth in Section 3.03.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in the Preliminary Statements.

“Standstill Parties” has the meaning set forth in Section 5.03(a).

“Standstill Period” means the period from and after the Closing Date [***]

“Transaction Documents” means this Agreement, the Voting Agreement and any schedules and exhibits attached hereto or thereto.

“Voting Agreement” has the meaning set forth in Section 5.06.

“Voting Stock” means shares of Common Stock and any other securities of the Company having the ordinary power to vote in the election of members of the Board.

“10-K” means the Annual Report on Form 10-K for the fiscal year ended April 30, 2017, filed by the Company with the SEC.

“13D Group” means any group of Persons that would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D or Schedule 13G with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

Article II

Purchase and Sale of Shares

Section 2.01. Purchase and Sale

.  Subject to the terms and conditions of this Agreement, Investor shall purchase, and the Company shall sell and issue to Investor, the Shares in exchange for an aggregate amount equal to $9,100,006.50 (the “Purchase Price”).

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Section 2.02. Closing; Delivery

.  The purchase and sale of the Shares (the “Closing”) shall take place concurrently with the execution and delivery of this Agreement.  At the Closing, (a) the Company shall deliver to Investor the Shares, in uncertificated form, and provide appropriate evidence of such issuance in Investor’s name, and (b) Investor shall wire immediately available funds to an account designated by the Company in writing in an amount equal the Purchase Price.  The “Closing Date” means the date on which the Closing occurs.  The Closing of the purchase and sale of the Shares shall take place at the Washington, D.C. offices of Covington & Burling LLP, or at such other location and on such other date as the Company and Investor shall mutually agree.

Article III

Representations and Warranties of the Company

The Company hereby represents and warrants to Investor that:

Section 3.01. Organization and Standing

.  The Company and each of its subsidiaries are duly organized, validly existing and in good standing, to the extent applicable, under the laws of their respective jurisdictions of organization.  The Company and each of its subsidiaries have the corporate or limited liability company power, as applicable, and authority to own, lease and operate their respective assets and properties and to conduct their respective businesses.  Each of the Company and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its businesses conducted or property owned by it make such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect.  The Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

Section 3.02. Authority; Noncontravention

.

(a)The Company has all requisite corporate power and authority to enter into the Transaction Documents, to carry out its obligations thereunder and to consummate the transactions contemplated thereunder.  The execution and delivery of the Transaction Documents, the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereunder have been duly authorized by all requisite corporate action on the part of the Company.  The Transaction Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other applicable law of general application relating to or affecting the enforcement of creditors rights’ generally.  The Board, by resolutions duly adopted (and not thereafter modified or rescinded) by the vote of the Board, has approved and adopted the Transaction Documents and determined that the terms and conditions of the Transaction Documents are advisable and in the best interests of the Company and its stockholders.  The adoption of the Transaction Documents and issuance of the Shares does not require the vote or approval of the holders of the Common Stock or the holders of any securities in the Company’s subsidiaries.

(b)The execution, delivery and performance of the Transaction Documents by the Company, and the consummation of the transactions contemplated thereunder, including the issuance of the Shares, do not and will not (i) conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under any provision of the certificate of incorporation or bylaws of the Company, in each case as amended to date; (ii) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any third party the right to accelerate, terminate, modify or cancel any Material Contract; (iii) conflict with, or result in any violation of or breach of,

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any provision of any applicable statute, rule, regulation, order or other legal requirement of any Governmental Authority having jurisdiction over the Company, any of its subsidiaries or any of their respective assets or properties; or (iv) result in any encumbrance upon the Shares, other than as contemplated by this Agreement or imposed by applicable securities laws, or on any of the properties or assets of the Company or any subsidiary, except, in the case of clause (ii) or (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)No consent, approval, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereunder, except for (i) the filing of a Current Report on Form 8-K within four Business Days of the Closing Date reporting the transactions contemplated by the Transaction Documents with the SEC; (ii) the application to the NASDAQ for the listing of the Shares for trading thereon in the time and manner required thereby; and (iii) such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.03. Capitalization

. The Company has the capitalization set forth in the 10-K as of the date set forth therein, and all other reports filed by the Company pursuant to the Exchange Act since the filing of the 10-K and prior to the date hereof as of the respective dates set forth therein (collectively, the “SEC Filings”).  All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable legal requirements and all material requirements set forth in applicable Material Contracts.  No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company.  Except as described in the SEC Filings, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, except for securities that may be granted to employees of the Company under the Company’s existing equity incentive plan subsequent to the date of the SEC Filings.  Except as described in the SEC Filings, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the stockholders of the Company relating to the securities of the Company held by them.  Except as described in the SEC Filings and in this Agreement, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.  Except as described in the SEC Filings, there are no material profit participation or phantom equity awards, interests, or rights with respect to the Company or its capital stock issued to or held by any current or former director, officer, employee or consultant of the Company.  The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act and is authorized for trading on the NASDAQ under the trading symbol “KALV”, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock from the NASDAQ, nor has the Company received any notification that the SEC or the NASDAQ is contemplating terminating such registration or listing. All of the authorized shares of Common Stock are entitled to one vote per share.

Section 3.04. Valid Issuance

. The Shares have been duly and validly authorized and, when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances, restrictions, preemptive rights and other similar rights, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.  The issuance of the Shares does not contravene the rules and regulations of the NASDAQ.  Assuming the accuracy of the representations of Investor contained herein, the Shares will be exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act or Section 4(2) of the Securities Act.

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Section 3.05. Poison Pill

. Except as described in the Company’s certificate of incorporation filed with the Delaware Secretary of State on April 14, 2015, the Company does not have outstanding stockholder purchase rights, a “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest of the Company upon the occurrence of certain events.

Section 3.06. Absence of Certain Changes

. Except for the execution and performance of the Transaction Documents, the Option Agreement and the discussions, negotiations and transactions related thereto, since May 1, 2017, except as identified and described in the SEC Filings, the Company has conducted its business in the ordinary course consistent with past practice and there has not been:

(a)any Effect that, individually or taken together with all other Effects that have occurred prior to the Closing, has had or would reasonably be expected to have a Material Adverse Effect;

(b)any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the 10-K or subsequently filed SEC Filings, except for changes in the ordinary course of business that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(c)any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(d)any material acquisition of any business or entity, or assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise;

(e)any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company or its subsidiaries;

(f)any waiver, not in the ordinary course of business, by the Company or any of its subsidiaries of a material right or of a material debt owed to it, other than intercompany debt;

(g)any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or its subsidiaries, except in the ordinary course of business consistent with past practice and that is not material to the assets, properties, financial condition, operating results or business of the Company;

(h)any change or amendment to (i) the Company’s Certificate of Incorporation or Bylaws or (ii) any Material Contract;

(i)the loss of the services of any executive officer (as defined in Rule 405 under the Securities Act) of the Company; or

(j)any material labor difficulties or labor union organizing activities with respect to employees of the Company or any of its material subsidiaries.

Section 3.07. SEC Filings

.

(a)The Company has timely filed with or otherwise furnished (as applicable) to the SEC all filings required to be made by it pursuant to the Exchange Act and the Securities Act, including the SEC Filings for the last 12 months. As of their respective dates, the SEC Filings, including any financial statements or schedules included or incorporated by reference therein, at the time filed complied as to form in all material

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respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Filings.

(b)As of their respective dates, the SEC Filings, including any financial statements or schedules included or incorporated by reference therein, at the time filed, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)The Company is eligible to use Form S-3 to register the disposition of the Shares for sale by Investor as contemplated by Article VI.

(d)As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC or its staff.  As of the date of this Agreement, none of the Company’s subsidiaries is subject to the reporting requirements of Section 13(a) or 15(d) under the Exchange Act.

Section 3.08. Litigation

. Except as described in the SEC Filings, there are no actions, suits, claims, investigations or proceedings pending before any Governmental Authority against or affecting the Company, its subsidiaries or any of its or their properties, and to the Company’s knowledge, no such actions, suits, claims, investigations or proceedings are threatened.  Neither the Company nor any subsidiary of the Company is subject to any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

Section 3.09. Financial Statements

. The financial statements included in each SEC Filing, together with the related notes and schedules, comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Quarterly Reports on Form 10-Q under the Exchange Act).  Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, neither the Company nor any of its subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.  There are no material unconsolidated subsidiaries of the Company or any material off-balance sheet arrangements of any type (including any off balance sheet arrangements required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act) that have not been so described in the SEC Filings nor any obligations to enter into any such arrangements.

Section 3.10. Compliance with NASDAQ Continued Listing Requirements

. The Company is in compliance with applicable continued listing requirements of the NASDAQ.  There are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Common Stock on the NASDAQ and the Company has not received any currently pending notice of the delisting of the Common Stock from the NASDAQ.

Section 3.11. Brokers and Finders

. No broker, finder or investment banker is entitled to any brokerage or finder’s fee in connection with the transactions contemplated by this Agreement or any other Transaction Document hereby based upon arrangements made by or on behalf of Investor or its Affiliates.

Section 3.12. Subsidiaries.

  The Company has disclosed all of its subsidiaries required to be disclosed pursuant to Item 601(b)(21) of Regulation S-K in an exhibit to the 10-K.  The Company owns, directly

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or indirectly, all of the capital stock or other equity interests of its subsidiary free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and all of the issued and outstanding shares of capital stock of its subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

Section 3.13. Compliance with Laws.

(a)The Company and its subsidiaries are and have at all times in the past three years been in compliance with all applicable laws, except where the failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  During the past three years, neither the Company nor any of its subsidiaries has received any written notice of any violation, or alleged violation of any applicable laws, except for such violations or alleged violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)The Company and its subsidiaries have obtained and are in compliance in all material respects with all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances, exemptions, consents and similar rights issued or granted by Governmental Authorities that are required for the conduct by the Company and its subsidiaries of their respective businesses and ownership of their respective properties (each, a “Company Permit”), and all of such Company Permits are valid and in full force and effect.  No action, suit, claim, investigation or proceeding is pending or, to the Company’s knowledge, threatened to revoke, suspend, cancel, terminate, or adversely modify any such Company Permit.

(c)None of the Company, its subsidiary or, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other Person acting on behalf of the Company or its subsidiary, is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.  The Company and its subsidiary have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 3.14. Accounting Controls and Disclosure Controls

. The Company and each of its subsidiaries, considered as one enterprise, maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (c) receipts and expenditures are being made only in accordance with management’s general or specific authorization; (d) access to assets is permitted only in accordance with management’s general or specific authorization; and (e) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the SEC Filings, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company and its subsidiaries, considered as one enterprise, have established and currently maintain disclosure controls and procedures that comply with Rule 13a-15 under the Exchange Act, and the Company has determined that such disclosure controls and procedures are effective in compliance with Rule 13a-15 under the Exchange Act.

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Section 3.15. No Integration.

  Neither the Company nor, to the Company’s knowledge, any of its Affiliates has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” (within the meaning of the Securities Act) with the offer and sale of the Shares in a manner that would require registration of the Shares under the Securities Act.

Section 3.16. OFAC.

  None of the Company, any subsidiary of the Company or, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Section 3.17. Intellectual Property.

(a)The Company or its subsidiary own or possess, free and clear of any lien or encumbrance, a valid right to use all material patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secrets, know-how and other intellectual property (collectively, the “Intellectual Property”) used by the Company or its subsidiaries in, and necessary to, the conduct of the Company’s or its subsidiaries’ business as now conducted or as proposed to be conducted.  There is no pending or, to Company’s knowledge, threatened action, suit, claim, investigation or proceeding against the Company or its subsidiaries (a) that challenges the validity, enforceability, or registrability of any of the Intellectual Property or (b) alleging that the manufacture or use of the Company’s compounds or products does or did infringe, misappropriate or otherwise violate the intellectual property rights (including patent rights) of a third party.  No Intellectual Property is subject to any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority that restricts in any manner the exploitation of such Intellectual Property.

(b)All Intellectual Property that is subject to a registration or application therefor are subsisting, valid and enforceable and all fees, documents and recordations required for the prosecution and maintenance of such Intellectual Property have been paid and filed with the relevant Governmental Authority.  No third party has filed or threatened to file any opposition, cancellation, abandonment or other similar proceeding with respect to the Intellectual Property.  There are no prior rights agreements, coexistence agreements, settlement agreements or other agreements with third parties affecting, limiting or otherwise restricting the use, registration, or scope of any Intellectual Property.

(c)To the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating the Intellectual Property.  To the Company’s knowledge, there are no intellectual property rights of any third party that would be infringed, misappropriated or violated by the practice or use of the Intellectual Property or the commercial manufacture or commercialization of any Company product.

(d)The Company and its subsidiary have taken commercially reasonable actions to protect, preserve and maintain the confidentiality and security of all material proprietary and non-public information included within the Intellectual Property.  No funding, facilities or personnel of any Governmental Authority or any university, college, research institute or other educational institution has been used to create any Intellectual Property, except for any such funding or use of facilities or personnel that has not resulted in such Governmental Authority or institution obtaining ownership, license or use rights to such Intellectual Property.

Section 3.18. Regulatory Matters.

(a)The Company and its subsidiary have filed with all applicable Governmental Authorities all material filings, declarations, listings, registrations, reports or submissions, including adverse

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event reports, required to be filed with respect to the Company’s or its subsidiary’s programs.  All applications, submissions, information and data utilized by the Company and its subsidiary as the basis for, or submitted by or, to the Company’s knowledge, on behalf of the Company or its subsidiary in connection with, were true and correct in all material respects as of the date of submission, and any updates, changes, corrections, or modification to such applications, submissions, information, and data required under applicable laws have been submitted to the applicable Governmental Authority.

(b)Neither the Company nor its subsidiary (x) has committed any act, made any statement, or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” or for any other Governmental Authority to invoke any similar policy and (y) is the subject of any pending or, to the Company’s knowledge, threatened investigation by any Governmental Authority pursuant to any such policies.  Neither the Company, its subsidiary, any of their respective officers, directors or employees nor, to the Company’s knowledge, its or its subsidiary’s independent contractors, agents or clinical investigators (i) is or has been debarred under 21 U.S.C. Section 335a, (ii) is or has been debarred, excluded or suspended from participation in any U.S. federal health care program, (iii) is or has been debarred by any other federal or international healthcare related agency, (iv) has engaged in any conduct that has resulted, or would reasonably be expected to result, in debarment under applicable law, including 21 U.S.C. Section 335a, or exclusion from participation in government programs under 42 U.S.C. § 1320a-7 or another Applicable Law, (v) has had a civil monetary penalty assessed against it, him or her under Section 1128A of the Social Security Act, (vi) is currently listed on the General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs, or (vii) to the Company’s knowledge, is the target or subject of any current investigation relating to any possible violation of any applicable law which could result in debarment or exclusion under any applicable law.  No action, suit, claim, investigation or proceeding that would reasonably be expected to result in such a debarment or exclusion is pending or, to the Company’s knowledge, threatened against the Company, its subsidiary or their officers, directors, employees, independent contractors, agents, or clinical investigators, or any other person described in 42 C.F.R. § 1001.1001(a)(1)(ii) and, to the Company’s knowledge, there are no facts that could reasonably give rise to such an action.

(c)The manufacture of any compounds or products on behalf of the Company and its subsidiary has been and is being conducted in compliance with all applicable laws, including cGMPs.  None of the Company, its subsidiary or, to the Company’s knowledge, any third party engaged in the manufacture of a compound or product has received any FDA Form 483, “Warning Letter,” “untitled letter,” or other similar correspondence or notice from the FDA or any other applicable Governmental Authority.

(d)All studies, tests, and preclinical and clinical trials conducted by or on behalf of the Company or its subsidiary have been and are being conducted in accordance with valid protocols and in material compliance with applicable laws, including the applicable requirements of Good Laboratory Practices or Good Clinical Practices.  Neither the Company nor its subsidiary has received any written notices, correspondence, or other communication from any institutional review board or applicable Governmental Authority recommending or requiring the termination, suspension, or material modification of any ongoing or planned clinical trial conducted by, or on behalf of, the Company or its subsidiary.

(e)None of the Company, its subsidiary or, to the Company’s knowledge, any of their officers, directors, employees, independent contractors, agents or clinical investigators is a party to, or bound by, any individual integrity agreement, corporate integrity agreement or other similar formal agreement with any Governmental Authority resulting from a failure, or alleged failure, to comply with any applicable laws.

(f)Neither the Company nor its subsidiary has marketed, advertised or commercialized any compound or product.

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(g)No claims for liability for death or injury to any Person as a result of any defect in any compound or product of the Company or its subsidiary, any warranty or recall of any compound or product of the Company or its subsidiary, or any statutory liability or any liability assessed with respect to any failure to warn arising out of any compound or product of the Company or any subsidiary, including any claims for liability for death or injury to any Person as a result of any clinical trial conducted with respect to any such compound or product, have been asserted against the Company or its subsidiary.

Section 3.19. Title to Assets.

  Except as set forth in the SEC Filings, the Company and its subsidiary have good and marketable title to all of the properties and assets reflected as owned in the financial statements referred to in Section 3.09, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property or assets and do not materially interfere with the use made or proposed to be made of such property by the Company or its subsidiary.

Section 3.20. Insurance.

  The Company and its subsidiary carry or are entitled to the benefits of insurance in such amounts and covering such risks as the Company reasonably deems adequate, and all such insurance is in full force and effect.  The Company has no reason to believe that it or its subsidiary will not be able (a) to renew its existing insurance coverage as and when such policies expire or (b) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither the Company nor its subsidiary has been denied any material insurance coverage which it has sought or for which it has applied.

Section 3.21. ERISA.

  (a) The Company and its subsidiary and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiary or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (b) no “reportable event” (as defined under ERISA), other than an event for which the reporting requirement has been waived under regulations issued by the Pension Benefit Guaranty Corporation, has occurred with respect to any pension plan subject to Title IV of ERISA that is established or maintained by the Company, its subsidiary or any of their ERISA Affiliates (“Pension Plan”); (c) no Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA exceed the current value of that Pension Plan’s assets, all as determined as of the most recent valuation date for the Pension Plan in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of ERISA; (d) none of the Company, its subsidiary or any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan,” (ii) Sections 4971 or 4975 of the Code, (iii) Section 412 of the Code as a result of a failure to satisfy the minimum funding standard, or (iv) Section 4980B of the Code with respect to the excise tax imposed thereunder; and (e) each “employee benefit plan” established or maintained by the Company, its subsidiary or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and nothing has occurred, whether by action or failure to act, which is reasonably likely to cause disqualification of any such employee benefit plan under Section 401(a) of the Code, except in the case of each of clauses (a) through (e), which would not have a Material Adverse Effect.  “ERISA Affiliate” means, with respect to the Company or its subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code, of which the Company or such subsidiary is a member.

Section 3.22. Labor Disputes.

  No labor disturbance by or dispute with employees of the Company or its subsidiary exists or, to the knowledge of the Company, is threatened which would reasonably be expected to result in a Material Adverse Effect.  None of the employees of the Company or its subsidiary is represented by a union and, to the knowledge of the Company, no union organizing activities are taking place. Neither the Company nor its subsidiary has violated any federal, state or local law or foreign law relating to the

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discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, or the rules and regulations thereunder, or analogous foreign laws and regulations, which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Article IV

Representations and Warranties of Investor

Investor hereby represents and warrants that:

Section 4.01. Organization and Standing

.  Investor is a corporation duly organized, validly existing and in good standing, to the extent applicable, under the laws of its jurisdiction of organization and has the corporate power and authorization to enter into this Agreement and perform its obligations hereunder.

Section 4.02. Authority; Non-Contravention

.

(a)Investor has the requisite corporate power and authority to enter into the Transaction Documents, to carry out its obligations thereunder and to consummate the transactions contemplated thereunder.  The execution and delivery of the Transaction Documents, the performance by Investor of its obligations thereunder and the consummation of the transactions contemplated thereunder have been duly authorized by all requisite corporate action by Investor.  The Transaction Documents have been duly executed and delivered by Investor and constitute the legal, valid and binding obligations of Investor enforceable against Investor in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other applicable law of general application relating to or affecting the enforcement of creditors rights’ generally.

(b)The execution, delivery and performance by Investor of this Agreement and the other Transaction Documents, and the consummation by Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational or constitutional documents of Investor; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any contract to which Investor is a party; or (iii) result in a violation of any applicable law to Investor or by which any property or asset of Investor is bound or affected, except, in the case of clause (ii) or (iii), as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Investor’s ability to perform on a timely basis its obligations under any of the Transaction Documents.

(c)Except as contemplated in this Agreement, no consent, approval, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Investor in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereunder, except for such other consents, approvals, permits, orders or authorizations, registrations or declarations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Investor’s ability to perform on a timely basis its obligations under any of the Transaction Documents.

Section 4.03. Status and Investment Intent of Investor

.

(a)Investment Intent.  Investor is acquiring the Shares for its own account for investment purposes only and not with a view to any public distribution thereof or with any intention of selling, distributing or otherwise disposing of the Shares in a manner that would violate the registration requirements of the Securities Act.  Investor acknowledges and agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable

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state securities laws, except pursuant to an exemption from such registration under the Securities Act and such laws.  Investor has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

(b)Investigation.  Investor acknowledges and affirms that, with the assistance of its advisors, it has conducted and completed its own investigation, analysis and evaluation related to the investment in the Shares.  Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares.

(c)Accredited Investor.  Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.

Section 4.04. Brokers

.  No broker, finder or investment banker is entitled to any brokerage or finder’s fee in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Investor or its Affiliates.

Article V

Covenants

Section 5.01. Reservation and Listing of Shares

.

(a)The Company shall submit to the NASDAQ a supplemental listing application for the Shares to be listed on the NASDAQ promptly (but in any event within three Business Days) following the date hereof.  Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market other than the NASDAQ, it shall include in such application the Shares, and will take such other action as is reasonably necessary to cause such Common Stock to be so listed.  The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on the NASDAQ and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the listing rules of the NASDAQ.

Section 5.02. Lock-Up

.  During the Lock-Up Period, Investor [***]

Section 5.03. Standstill

.

(a)During the Standstill Period, neither Investor, nor any Investor Controlled Entity, Parent Entity, Affiliate of Investor or 13D Group of which Investor or any of its Affiliates is a member (collectively, the “Standstill Parties”), shall, directly or indirectly:

(i)except at the specific written request of the Company or pursuant to [***];

(ii)except as permitted by clause (i) of this Section 5.03(a), acquire additional shares of Voting Stock without the consent of the Board if the effect of such acquisition would be to increase the percentage of Common Stock beneficially owned by the Standstill Parties [***]of the then-outstanding shares of Common Stock; provided, however, that notwithstanding the provisions of this clause (ii) of this Section 5.03(a), if the number of shares of then-outstanding Common Stock is reduced or if the aggregate ownership of the Standstill Parties is increased as a result of (A) the participation in any offering by the Company of any securities offered pro-rata to all stockholders of the Company or (B) a repurchase by the Company of then-outstanding Common Stock, stock split, stock dividend or a recapitalization of the Company, the Standstill Parties shall not be required to dispose of any of their

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holdings of Common Stock even though such action resulted in the Standstill Parties’ beneficial ownership increasing;

(iii)[***];

(iv)[***];

(v)except as permitted by clause (i) of this Section 5.03(a), [***] ;

(vi)except at the request of the Company or pursuant to [***];

(vii)[***]; or

(viii)publicly disclose any intention, plan or arrangement inconsistent with the foregoing.

Notwithstanding anything to the contrary in this Agreement, (A) the prohibitions in this Section 5.03(a) shall not affect Investor’s ability to hold the Shares; (B) the prohibitions in this Section 5.03(a) shall not prevent Investor from making an offer to the Board to acquire all of the outstanding shares of capital stock of the Company or proposing to the Company any other strategic transaction, so long as such offer or proposal is not publicly disclosed; (C) the prohibitions in this Section 5.03(a) shall not apply to any employee pension benefit plan or similar plan of Investor or of any Affiliate of Investor that invests in the Company; (D) in the event that it shall be publicly announced or disclosed that (1) the Company has (x) entered into, or plans to enter into, a Change of Control of the Company transaction or an agreement for a Change of Control of the Company or (y) received an unsolicited offer (determined to be bona fide by the Board in good faith) for a majority of the outstanding shares of capital stock of the Company, or for the sale of the Company or any sale, exclusive license or other disposition of all or substantially all of its assets at any time, or (2) the Board has recommended or approved any of the actions set forth in clause (1), Investor shall be released from compliance with the terms of this Section 5.03(a) with respect to such transaction, offer or process; (E) this Section 5.03(a) shall not prevent Investor from tendering shares in connection with a third-party tender offer or participating in any sale approved by the Board; and (F) this Section 5.03(a) shall not prevent the exercise by Investor of the IVT Option or the Oral DME Option (as such terms are defined in the Option Agreement) or the consummation of the transactions contemplated by Option Agreement or the Asset Purchase and License Agreements (as defined in the Option Agreement).

(b)In the event the Company becomes aware that Investor’s holdings (together with any other Standstill Parties’ holdings) of the Common Stock exceeds the ownership limitations under Section 5.03(a)(ii), subject to the proviso therein, the Company will promptly provide written notice to Investor.  Following delivery of such notice, at the option of the Company, Investor must either (i) sell shares of Common Stock to the Company, as soon as reasonably practicable after it receives notice thereof from the Company, at the closing price of the Common Stock on the NASDAQ on the day prior to the date on which Investor receives such notice, or (ii) sell such shares to a third party as soon as reasonably practicable after receiving such notice and on such date or dates as decided after consultation with the Company, in each case, to cause Investor’s holdings (together with the other Standstill Parties’ holdings) not to exceed such ownership limitations.

Section 5.04. Public Disclosure

.

(a)The Parties agree that the Company shall be permitted to make a single public announcement of the execution of this Agreement and the Voting Agreement which shall be in the form of the press release attached as Exhibit H to the Option Agreement.  Either Party shall have the right to disclose all or a portion of such press release at any time.  Any further written publication, news release or other written public announcement relating to this Agreement, the Voting Agreement or the performance hereunder or thereunder shall require mutual agreement and first be reviewed and approved by both Parties; provided, however, that,

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subject to Section 5.04(b), any disclosure which is required by applicable law as advised by the disclosing Party’s counsel may be made without the prior consent of the other Party, although the other Party shall be given prompt notice of any such legally required disclosure and the disclosing Party shall use commercially reasonable efforts to provide the other Party an opportunity to discuss and comment on the proposed disclosure and consider such comments in good faith before making such disclosure.  Except as provided by the foregoing, neither Party shall use the name(s) of the other Party or the other Party’s personnel who have participated in this Agreement or the Voting Agreement, or any abbreviation or variant thereof, in any press release or commercial advertisement or similar material, unless such Party obtains in advance the written consent of the named Party.

(b)A copy of this Agreement and the Voting Agreement may be filed by either Party or its Affiliates with the SEC or equivalent securities agency if such filing is, in the reasonable opinion of such Party’s legal counsel, required by applicable law.  Before filing this Agreement or the Voting Agreement, or any of the terms hereof or thereof, pursuant to this subsection, the Parties will consult with one another on the terms of this Agreement or the Voting Agreement to be redacted in making any such filing, with the Party that is required, or whose Affiliate is required, to file this Agreement providing as much advanced notice as is feasible under the circumstances, and considering in good faith the comments of the other Party.  In connection with any such filing, such Party shall endeavor, at its own expense, to obtain confidential treatment of such terms reasonably requested by the other Party and other trade secret information to the extent permitted by such securities agency.

Section 5.05. Securities Law Matters

.

(a)Restricted Securities.  Investor understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(b)Legends.  It is understood that, except as provided below, book entry accounts evidencing the Shares may bear the following or any similar legends:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

THESE SECURITIES MAY BE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN A CERTAIN SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.

(c)Removal of Legends. Notwithstanding the foregoing, Investor shall be entitled to receive from the Company a like number of shares not bearing such legend (and the Company shall remove, or cause to be removed, the applicable legend from the book entry accounts evidencing the Shares) upon the request of Investor (i) at such time as such restrictions are no longer applicable and (ii) with respect to the restriction on transfer of such shares under the Securities Act, at such time as such legend is no longer required in order to ensure compliance with the Securities Act.

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Section 5.06. Voting Agreement

.  Investor hereby agrees to vote or cause to be voted all shares of Voting Stock owned or controlled by Investor or its Affiliates in the manner provided for in the Voting Agreement attached hereto as Exhibit A (the “Voting Agreement”).

Article VI

Registration Rights

Section 6.01. Shelf Registration on Form S-3

.

(a)During the time period beginning upon the expiration of the transfer restrictions contained in Section 5.02 and ending on the date that all Registrable Securities have been sold or can be sold publicly under Rule 144, without volume or manner of sale limitations, in any three month period or Investor no longer owns at least [***] of the outstanding Common Stock, upon written request by Investor, the Company shall, as soon as reasonably practicable, prepare and file with the SEC a shelf Registration Statement covering the resale of Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415; provided, however, that, subject to Section 6.01(g), the Company shall not be obligated to effect, or to take any action to effect, such registration after the Company has effected two registrations pursuant to this Article VI.  The Registration Statement shall be on Form S-3 or any successor form thereto (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 or any successor form thereto, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act).  At least five Business Days prior to filing any such Registration Statement or Prospectus, the Company shall furnish to Investor and its counsel copies of all such documents proposed to be filed, and Investor shall have the opportunity to comment on any information pertaining solely to Investor and its plan of distribution contained therein and the Company shall make the corrections reasonably requested by Investor with respect to such information prior to filing thereof

(b)The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practical after the filing thereof, and, subject to Section 6.01(e), shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act for all Registrable Securities until the date that all Registrable Securities have been sold or can be sold publicly under Rule 144, without volume or manner of sale limitations, in any three month period or Investor no longer owns at least [***] of the outstanding Common Stock (the “Effectiveness Period”).

(c)The Company shall notify Investor in writing promptly (and in any event within five Business Days) after receiving notification from the SEC that the Registration Statement has been declared effective.

(d)The Company may require Investor to provide such information regarding Investor as may be required under the Securities Act to effect the registration contemplated hereunder.

(e)If at any time after a Registration Statement has become effective the Company is engaged in any material plan, proposal or agreement with respect to any financing, acquisition, recapitalization, reorganization or other material transaction or development the public disclosure of which would be materially detrimental to the Company (as determined in the good faith judgement of the Board and certified to Investor in a certificate signed by the Chief Executive Officer of the Company), then the Company may direct that such request be delayed or that use of the Prospectus contained in such Registration Statement be suspended, as applicable, for a period of up to 45 days.  The Company will immediately notify Investor upon the delay or suspension.  In the case of notice suspending an effective Registration Statement, Investor will immediately discontinue any sales of Registrable Securities pursuant to such Registration Statement until Investor has

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received copies of a supplemented or amended Prospectus, or until Investor is advised in writing by the Company that the then-current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.  The Company may exercise the rights provided by this Section 6.01(e) only twice in any 365-day period and for an aggregate of up to 60 days within any 365-day period.

(f)The Company will use its commercially reasonable efforts to cooperate with Investor in the disposition of the Registrable Securities covered by a Registration Statement.

(g)A registration will not be deemed to be effected for purposes of this Article VI if the Registration Statement for such registration has (i) not been declared effective by the SEC or (ii) become effective in accordance with the Securities Act and not been kept effective for the Effectiveness Period.  In addition, if after such Registration Statement has been declared or becomes effective, (A) the offering of Registrable Securities pursuant to such Registration Statement is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court such that the continued offer and sale of Registrable Securities being offered pursuant to such Registration Statement would violate applicable law and such stop order, injunction or other order or requirement of the SEC or other governmental agency or court does not result from any act or omission of Investor (an “Interference”) and (B) any such Interference is not cured within 60 days thereof, such registration will be deemed not to have been effected and will not count as a registration for purposes of this Article VI.  In the event such Interference occurs and is cured, the Effectiveness Period relating to such Registration Statement will be extended by the number of days of such Interference, including the date such Interference is cured.

(h)With respect to one request for registration pursuant to this Article VI only, Investor may, at any time prior to the effective date of such Registration Statement, revoke the request for such registration by providing a written notice to the Company, in which case such request for registration that has been revoked will be deemed not to have been effected and will not count as a request for registration for purposes of Section 6.01(a) if, and only if, Investor promptly reimburses the Company for all registration expenses of the type described in Section 6.03 incurred by the Company in connection with such requested registration. Notwithstanding the foregoing sentence, the Parties agree and acknowledge that Investor may revoke any request for registration (without any obligation to reimburse the Company for registration expenses incurred in connection therewith) if such revocation is based on (i) a material adverse change in circumstances with respect to the Company and its subsidiaries, taken as a whole, caused by an act or failure to act by the Company or any of its subsidiaries and not known to Investor at the time the request for registration was first made or (ii) the Company’s failure to comply in any material respect with its obligations pursuant to this Article VI, and any such revocation based on an event described in clauses (i) or (ii) above shall be exercisable at any time and shall not be counted as the one revocation of a request for registration permitted by the first sentence of this Section 6.01(i).

Section 6.02. Registration Procedures

.  In connection with the Company’s registration obligations hereunder, the Company shall:

(a)(i) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period, and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities during the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practical to any comments received from the SEC with respect to each Registration Statement or any amendment thereto (and provide Investor with copies of any such comments received from the SEC); and (iv) comply in all material

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respects with the provisions of the Securities Act and the Exchange Act applicable to the Company with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period, in accordance with the intended methods of disposition by Investor thereof set forth in a Registration Statement as so amended or in such Prospectus as so supplemented; provided that, at least five Business Days prior to filing any such amendments or supplements to the Registration Statement or Supplement or any additional Registration Statement, the Company shall furnish to Investor and its counsel copies of all such documents proposed to be filed, and Investor shall have the opportunity to comment on any information pertaining solely to Investor and its plan of distribution contained therein and the Company shall make the corrections reasonably requested by Investor with respect to such information prior to filing thereof.

(b)Notify Investor as promptly as reasonably practical, and confirm such notice in writing no later than two Business Days thereafter, of any of the following events: (i) any Registration Statement or any post-effective amendment is declared effective; (ii) the Company becomes aware that the SEC has issued any stop order suspending the effectiveness of any Registration Statement or initiates any proceedings for that purpose; (iii) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any proceeding for such purpose; or (iv) the financial statements included in any Registration Statement become ineligible for inclusion therein or any Registration Statement or Prospectus or other document contains any untrue statement of a material fact, or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)Use its commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction within the United States, as soon as possible.

(d)If requested by Investor, promptly provide Investor, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by Investor (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(e)Promptly deliver to Investor, without charge, as many copies of the Prospectus (including each form of prospectus) and each amendment or supplement thereto as Investor may reasonably request.  The Company hereby consents to the use of such Prospectus, and each amendment or supplement thereto, by Investor in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, to the extent permitted by federal and state securities laws and regulations.

(f)Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with Investor in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as Investor requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

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(g)Upon sale of such Registrable Securities pursuant to an effective Registration Statement, cooperate with Investor to facilitate the timely preparation and delivery of the shares representing Registrable Securities to be delivered to a transferee’s book entry account, which shares shall be free, to the extent permitted by this Agreement and under applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Investor may reasonably request.

(h)Promptly upon the occurrence of any event described in Section 6.02(b)(iv), prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither such Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)Comply in all material respects with all rules and regulations of the SEC applicable to the Company in connection with the registration of the Shares.

(j)Comply in all material respects with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the holders are required to make available a Prospectus in connection with any disposition of Registrable Securities or take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

Section 6.03. Registration Expenses

.  The Company shall pay all fees and expenses incident to the performance of or compliance with Article VI of this Agreement (but excluding underwriting discounts and commissions, fees and expenses of Investor (including fees and expenses of Investor’s counsel)), including (a) all registration and filing fees and expenses, including those related to filings with the SEC, the NASDAQ and in connection with applicable state securities or Blue Sky laws; (b) printing expenses (including expenses of printing certificates for Registrable Securities); (c) messenger, telephone and delivery expenses incurred by the Company; (d) fees and disbursements of counsel for the Company; (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement; and (f) all listing fees to be paid by the Company to the NASDAQ.

Section 6.04. Indemnification

.

(a)Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless Investor, the officers, directors, partners, members, agents and employees of Investor, each Person who controls Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against all Losses arising out of or relating to any untrue or alleged untrue statement of a material fact contained in, or incorporated by reference in, any Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto, or in any Company preliminary prospectus or any other offering document relating to the offering and sale of such securities, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be liable in any such case to the extent that such Losses arise out of, or are based upon, an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement in reliance upon and in conformity with information

[***]Confidential Treatment Requested. 20

that is based solely upon information regarding Investor furnished to the Company by Investor in writing expressly for use therein or relates solely to Investor or Investor’s proposed method of distribution of Registrable Securities, and was provided by Investor in writing for use in such Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto.

(b)Indemnification by Investor.  Investor shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Company, its officers, directors, partners, members, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against all Losses arising out of any untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto, or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, in each case, on the effective date thereof, but only to the extent that such untrue statement or omission is based solely upon information regarding Investor furnished to the Company by Investor in writing expressly for use therein, or to the extent that such information solely relates to Investor or Investor’s proposed method of distribution of Registrable Securities and was provided by Investor for use in such Registration Statement, such Prospectus or such form of Prospectus, or in any amendment or supplement thereto.  In no event shall the liability of Investor under this Article VI be greater in amount than the dollar amount of the net proceeds received by Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)Conduct of Indemnification Proceedings.  If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party.  An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless  (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party, or that additional or different defenses may be available to the Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party), it being understood, however, that the Indemnifying Party shall not, in connection with any one such proceeding (including separate proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, unless such consent is unreasonably withheld or delayed.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding and (ii) is solely for monetary consideration.  All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent

[***]Confidential Treatment Requested. 21

incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 6.04(c)) shall be paid by the Indemnifying Party to the Indemnified Party, as incurred, within 20 Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided that the Indemnified Party shall reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)Contribution.  If it is judicially determined (by entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that a claim for indemnification under Section 6.04(a) or Section 6.04(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a Party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.04(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 6.04 was available to such party in accordance with its terms.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.04 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 6.04, Investor shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by Investor from the sale of the Registrable Securities subject to the proceeding exceeds the amount of any damages that Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 6.05. Dispositions

.  Investor agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement, and shall sell its Registrable Securities in accordance with the plan of distribution set forth in the Prospectus.  Investor further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6.02(b)(ii), (iii) or (iv), Investor will use commercially reasonable efforts to discontinue disposition of Registrable Securities under a Registration Statement until Investor is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as applicable, may be used.  The Company will use commercially reasonable efforts to cause any event of the kind described in Sections 6.02(b)(ii), (iii) or (iv) to be removed as promptly as practicable following occurrence thereof.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

Section 6.06. Assignment of Registration Rights

.  The registration and other rights under Article VI of this Agreement shall be automatically assignable by Investor to any transferee of all or any portion of Investor’s Registrable Securities who is an Affiliate of Investor if (a) Investor agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (b) the Company is furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned; (c) following such transfer or assignment, the further disposition of such securities

[***]Confidential Treatment Requested. 22

by the transferee or assignee is restricted under the Securities Act and applicable state securities laws; (d) at or before the time the Company receives the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing to be bound by all of the provisions contained herein; and (e) such transfer shall have been made in accordance with the applicable requirements of this Agreement.

Section 6.07. SEC Reports.

  With a view to making available to Investor the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit Investor to sell Registrable Securities to the public without registration or pursuant to a registration on Form S-3, for so long as Investor owns any Shares, the Company agrees to (a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144; and (b)  furnish to Investor, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing Investor of any rule or regulation of the SEC (exclusive of Rule 144A) which permits the selling of any Shares without registration or pursuant to Form S-3.

Article VII

Survival and Indemnification

Section 7.01. Survival

.  The representations and warranties in this Agreement shall survive the Closing until the date that is [***] following the end of the Lock-Up Period.  All covenants and other agreements made by a Party herein or pursuant hereto shall survive until all obligations set forth therein shall have been performed or satisfied or they shall have terminated in accordance with their terms.

Section 7.02. Indemnification

.  Effective at and after the Closing, the Company hereby agrees to indemnify and hold harmless Investor, its Affiliates and their respective directors, officers, employees, agents, successors and assigns from and against any and all Losses incurred or sustained by, or imposed upon, such Persons arising out of any (a) inaccuracy or breach of a representation or warranty made by the Company in this Agreement or any other Transaction Document (with the amount of Losses being determined without regard to any qualification or exception contained therein relating to materiality or Material Adverse Effect or any similar qualification or standard) or (b) breach of this Agreement by the Company. Effective at and after the Closing, Investor hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective directors, officers, employees, agents, successors and assigns from and against any and all Losses incurred or sustained by, or imposed upon, such Persons arising out of any (i) inaccuracy or breach of a representation or warranty made by Investor in this Agreement or any other Transaction Document (with the amount of Losses being determined without regard to any qualification or exception contained therein relating to materiality or Material Adverse Effect or any similar qualification or standard) or (ii) breach of this Agreement by Investor. From and after the Closing, the remedies in this Article VII shall be the exclusive remedies of the parties hereto with respect to any and all matters arising under this Agreement and the transactions contemplated hereby, except (x) for the remedies of specific performance, injunction and other non-monetary equitable relief and (y) as contemplated in Section 6.04.

Section 7.03. Conduct of Indemnification Proceedings

.  Any person seeking indemnification pursuant to Section 7.02 shall (a) inform the indemnifying party of any claim with respect to which it seeks indemnification as soon as reasonably practicable (provided, however, that the failure to inform the indemnifying party as soon as reasonably practicable shall not relieve the indemnifying party of its indemnification obligations, except and to the extent that the indemnifying party is actually prejudiced by reason of such failure) and (b) permit such indemnifying party to assume the direction and control of the defense of such claim; provided that the indemnifying party shall not be entitled to assume the defense of any claim if such

[***]Confidential Treatment Requested. 23

claim (i) seeks any relief other than monetary damages, (ii) has been brought by or on behalf of any Governmental Authority or in connection with taxes or any criminal or regulatory enforcement action, (iii) is reasonably likely to result in a regulatory enforcement action by a Governmental Authority against the indemnified party, (iv) relates to the intellectual property rights of the indemnified party or (v) in the reasonable judgment of such indemnified party, based upon written advice of its counsel, a conflict of interest exists between such indemnified party and the indemnifying party with respect to such claims.  The indemnified party shall cooperate with the indemnifying party (at the expense of the indemnifying party) in the defense of such claim in all reasonable respects; provided further that any Person entitled to indemnification under Section 7.02 shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (1) the indemnifying party has agreed to pay such fees or expenses; or (2) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement unless such judgment or settlement is solely for monetary consideration and includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a full release from all liability in respect of such claim or litigation.

Article VIII

Miscellaneous

Section 8.01. Governing Law

. Resolution of all disputes and claims arising out of or related to the Transaction Documents or the performance, enforcement, breach or termination of the Transaction Documents and any remedies relating thereto, shall be governed by and construed under the substantive laws of the State of Delaware, without regard to conflicts of law rules that would provide for application of the law of a jurisdiction outside Delaware.

Section 8.02. Dispute Resolution

.  The Parties agree that all disputes shall be governed in accordance with Section 13.14 of the Option Agreement.

Section 8.03. Equitable Remedies; Specific Performance

.  The rights and remedies of the Parties shall be cumulative and not alternative, except as expressly provided in any Transaction Document.  Each of the Parties agrees that this Agreement and the other Transaction Documents are intended to be legally binding and specifically enforceable pursuant to their respective terms and that the Parties would be irreparably harmed if any of the provisions of the Transaction Documents are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event.  Accordingly, in addition to any other remedy to which a non-breaching Party may be entitled at law, a non-breaching Party shall be entitled to seek injunctive relief to prevent breaches of the Transaction Documents and to specifically enforce the terms and provisions hereof and thereof.  Each Party hereby irrevocably waives (a) any requirement that the other Party post a bond or other security as a condition for obtaining such relief and (b) any defenses based on adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or thereof or injunctive relief in any action brought therefor by any other Party.

Section 8.04. Counterparts

1.1.  This Agreement and any other Transaction Document may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  A signed copy of this Agreement or any other Transaction Document delivered by facsimile or PDF file by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement or such other Transaction Document.

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Section 8.05. Titles and Subtitles

.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 8.06. Notices

.  Any notice, claims and other communications required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given for all purposes (a) upon receipt, if mailed by first class certified or registered mail, postage prepaid, express delivery service or personally delivered or (b) on the date of transmission, if sent by facsimile or e-mail of an Adobe™ Portable Document Format (“PDF”) document (with confirmation of transmission) if sent during the normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient.  Unless otherwise specified in writing, the addresses, facsimile numbers and e-mail addresses of the Parties shall be as set forth below.

If to the Company:

KalVista Pharmaceuticals, Inc.

55 Cambridge Parkway, 9th Floor

Cambridge, MA 02142

Attention:  Chief Financial Officer

Email:  [***]

With a copy (which shall not constitute notice) to:

Fenwick & West LLP

555 California St., 12th Floor

San Francisco, CA 94104

Attention:  [***]

Email:  [***]

If to Investor:

Merck Sharp & Dohme Corp.

One Merck Drive

Whitehouse Station, NJ 08889-0100

Attention:  Office of Secretary

Facsimile:  [***]

With copies (which shall not constitute notice) to:

Merck Sharp & Dohme Corp.

2000 Galloping Hill Road

P.O. Box 539

Mailstop K-1-4161

Kenilworth, NJ 07033

Attention:  Senior Vice President, Business Development

and

Covington & Burling LLP

One CityCenter

850 Tenth Street, NW

Washington, DC  20001

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Attention:  [***]

Facsimile: [***]

E-mail:  [***]

Section 8.07. Expenses

.  Except as otherwise specifically provided herein or in any other Transaction Document, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the other Transaction Documents shall be paid by the Party incurring such cost or expense.

Section 8.08. Amendments and Waivers

.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Investor.  Any amendment or waiver effected in accordance with this paragraph shall be binding on the Company, Investor and their respective controlled Affiliates.

Section 8.09. Delays or Omissions

.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, nor any partial exercise thereof, shall impair any such right, power or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

Section 8.10. Severability.

  If any one or more of the provisions of this Agreement or any other Transaction Document is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement or such other Transaction Document, as applicable, and shall not serve to invalidate any remaining provisions hereof or therefor or invalidate or render unenforceable such term or provision in any other jurisdiction.  The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement and the other Transaction Documents may be realized.

Section 8.11. Entire Agreement

.  This Agreement and the other Transaction Documents set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and of the other Transaction Documents and supersede and terminate all prior and contemporaneous agreements and understandings between the Parties with respect to such subject matter.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to the subject matter hereof or of the other Transaction Documents other than as are set forth therein.

Section 8.12. No Third Party Beneficiaries; Assignment.

  Except as contemplated in Section 7.02, this Agreement and the other Transaction Documents is solely for the benefit of the Parties and their respective successors and assigns and no third party is intended or shall be deemed to be a beneficiary of any provision of this Agreement or any other Transaction Document (including, for the avoidance of doubt, any stockholder of the Company).  Subject to Section 6.06, no Party may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void.

Section 8.13. Interpretation and Construction

.  In this Agreement and the other Transaction Documents, except where the context expressly requires otherwise, (a) the use of any gender herein will be

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deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa); (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”; (c) the word “will” will be construed to have the same meaning and effect as the word “shall”; (d) the word “any” shall mean “any and all” unless otherwise clearly indicated by context; (e) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (f) any reference herein to any Person will be construed to include the Person’s successors and assigns; (g) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (h) where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning; (i) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement; (j) provisions that require that a Party or the Parties “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail (except to the extent provided in Section 13.4) and instant messaging); (k) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof; (l) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or”; and (m) the term “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”.  Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel.  Each Party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged between the Parties shall be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each of the Parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.  Any reference herein of “except as disclosed in the SEC Filings,” or similar reference, shall be deemed to exclude cautionary statements included in the “Risk Factors” or “Forward-Looking Statements” sections of the SEC Filings or other general cautionary or forward-looking statements in any other sections of such SEC Filings; provided that such exclusion shall not apply to any statements of historical fact.  References in this Agreement to “dollars” or “$” shall mean the legal tender of the United States of America.

Section 8.14. Further Assurances

.  The Parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated by this Agreement or any other Transaction Document and to evidence the fulfillment of the agreements herein or therein contained.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

KALVISTA PHARMACEUTICALS, INC.

By:  /s/ T. Andrew Crockett

Name: T. Andrew Crockett

Title: Chief Executive Officer

[Signature Page to Stock Purchase Agreement]

MERCK SHARP & DOHME CORP.

By:  /s/ Benjamin Thorner

Name:  Benjamin Thorner

Title:    Senior Vice President and Global         Head of Business Development &         Licensing

[Signature Page to Stock Purchase Agreement]